SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K/A
                                    Amendment


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                                  MAY 29, 2001
                                  ------------

                              PAB BANKSHARES, INC.
                             (A Georgia Corporation)

                         Commission File Number: 0-25422
                 IRS Employer Identification Number: 58-1473302

                3250 North Valdosta Road, Valdosta, Georgia 31602
                        Telephone Number: (229) 241-2775

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ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

On May 29, 2001, the board of directors of the Registrant voted to engage Mauldin & Jenkins, LLC, as its independent auditors for the year ending December 31, 2001. On May 30, 2001, the Registrant orally notified Stewart, Fowler & Stalvey, P.C., its current independent auditors, of this determination and that Stewart, Fowler & Stalvey would not be engaged for the year ending December 31, 2001. The determination to engage Mauldin & Jenkins was the result of a competitive bidding process. The audit committee reviewed the bid results and recommended the change to the full board on May 29, 2001.

The report of Stewart, Fowler & Stalvey on the consolidated financial statements of PAB Bankshares, Inc. for the years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2000 and 1999 and during the period from December 31, 2000 to May 29, 2001, there were no disagreements between the Registrant and Stewart, Fowler & Stalvey concerning accounting principles or practices, financial statement disclosure, or audit scope or procedure.

The Registrant has requested Stewart, Fowler & Stalvey to furnish it with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements. A copy of the letter from Stewart, Fowler & Stalvey, dated May 30, 2001, accompanies this filing as Exhibit 16.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.


     PAB  BANKSHARES,  INC.
     ----------------------
     Registrant

     Date:  May 31, 2001           By:    /s/  R.  Bradford  Burnette
            ------------                  ---------------------------
                                          R.  Bradford  Burnette,
                                          Chairman and Chief Executive Officer

     Date:  May 31, 2001           By:    /s/  Michael  E.  Ricketson
            ------------                  ---------------------------
                                          Michael  E.  Ricketson,
                                          Chief Operating and Financial Officer

                                  EXHIBIT INDEX
                                  -------------


     Exhibit  No.     Description
     ------------     -----------

         16 Letter from Stewart, Fowler & Stalvey, P.C., to the Securities Exchange Commission, dated May 30, 2001.


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